POWER OF ATTORNEY

The undersigned (the "Reporting Person") hereby constitutes and appoints Jacobo Cohen Imach, Tomas Hermida Zapiola and Eugenia de la Puerta Echeverria and each of them, as the Reporting Person's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as a director and/or officer of MercadoLibre, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder,
(2)	do and perform any and all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority,
(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion,

(4)	do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of substitution or revocation.

The Reporting Person hereby ratifies and confirms all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the Reporting Person, is not assuming, nor is the Company assuming, any of the Reporting Person's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings of, and transactions in securities issued by, the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the Company with a copy to each attorney-in-fact.

This power of attorney will be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed on August 19, 2024.

By:/s/ Marcos Galperin

Name: Marcos Galperin